Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Purple Innovation, Inc.

Alpine, Utah

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2018, relating to the financial statements of Purple Innovation, LLC, formerly known as WonderGel, LLC, appearing in the Company’s March 15, 2018 amended Form 8-K filing.

We also consent to the reference to us under the caption “Eaxperts” in the Prospectus.

/s/ BDO USA, LLP

Salt Lake City, Utah

March 23, 2018